Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES APPOINTMENT OF

ROBERT F. HUSSEY

INTERIM PRESIDENT & CHIEF EXECUTIVE OFFICER

CLEARWATER, Fla., February 16, 2005 - Digital Lightwave, Inc. (Nasdaq: DIGL) today announced that on February 15, 2005, the Board of Directors of Digital Lightwave, Inc. (the “Company”) appointed Robert F. Hussey as the Company’s Interim President and Chief Executive Officer. Mr. Hussey has been a long time member of the Company’s Board of Directors, joining the Board in August 2000. He succeeds James R. Green, who resigned as President and Chief Executive Officer effective February 15, 2005. Mr. Hussey will continue as a director, and as a member of the Executive Committee of the Board, and will initiate the search for a permanent President and Chief Executive Officer.

Mr. Hussey served as the Company’s Strategic Restructuring Advisor from December 2002 to December 2003 at the request of the Board. Most recently, Mr. Hussey has served as Chief Operating Officer of H.C. Wainwright and Company, Inc. beginning in July 2001. Previously, he was President and Chief Executive Officer of Metro Vision of North America, Inc. and was founder and Chief Executive Officer of Pop Radio Corporation. Mr. Hussey serves on a number of boards of directors of both public and private corporations and as an advisor to two private equity funds.

Dr. Bryan Zwan, Chairman of the Board of the Company, commented, “Mr. Hussey brings tremendous leadership to our management team. I look forward to working with Bob as the Company pursues new growth opportunities and a return to profitability in the rapidly changing telecommunications industry. His knowledge of the Company uniquely positions him to effectively direct the execution of our strategic plan and assist the Board in its search for a permanent President and Chief Executive Officer.” Dr. Zwan went on to say, “I would like to thank Jim Green for his leadership and many contributions during a difficult period in our history. We offer Jim our thanks and best wishes towards his future success.”

“Digital Lightwave has been both challenging and rewarding over the five years I have had the pleasure of working with the Company,” said Mr. Green. “I am grateful for having had the opportunity to be its Chief Executive and to be associated with the many fine people there.”

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:	MEDIA CONTACT:
Robert F. Hussey	Pauline Daninos
Interim Chief Executive Officer	Digital Lightwave, Inc.
Digital Lightwave, Inc.	Corporate Communications
727.519.2800	727.442.6677

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